PRESS RELEASE	EXHIBIT 99.1

AST SpaceMobile Provides Business Update and Third Quarter 2024 Results

MIDLAND, Texas, November 14, 2024 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, and designed for both commercial and government applications, is providing its business update for the third quarter ended September 30, 2024.

“We achieved many significant milestones in the quarter and continue our momentum with several key pieces now in place.” said Abel Avellan, Founder, Chairman and CEO of AST SpaceMobile. “With the first five BlueBird satellites successfully unfolded and entering initial operations, our business is progressing according to plan. We’ve advanced our strategy across multiple efforts including progress on securing orbital launch capacity, growing our manufacturing capability, and expanding our customer ecosystem.”

Business Update

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First five commercial BlueBird satellites achieved successful initial operations and filed Special Temporary Authority (STA) request with FCC to begin beta service with AT&T and Verizon
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All five satellites successfully unfolded as of late October, completing a key post-launch activity
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Preparing satellites for operational readiness through ongoing integration with partner networks
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Secured orbital launch capacity to enable continuous space-based cellular broadband service coverage in key markets, including U.S., Europe, Japan, the U.S. Government and other strategic markets globally
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New launch services agreements with Blue Origin and SpaceX for launches during 2025 and 2026
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The agreements enable the orbital launch of up to approximately 60 Block 2 BlueBird satellites
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Achieved initial validation of our AST5000 ASIC chip, with test software, test equipment, procedures, and main infrastructure in place to commission during 2025
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Combination of novel ASIC and larger Block 2 array will offer beams designed to support a capacity of up to 40MHz, enabling peak data transmission speeds up to 120Mbps, supporting voice, full data and video applications
•
Expanded the AST SpaceMobile customer ecosystem, adding three new contract awards with the U.S. Government and continued to advance discussions with multiple commercial partners
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Selection by the Space Development Agency (SDA) to compete directly as a prime contractor under the Hybrid Application for proliferated low Earth orbit (HALO) program
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Added three new contract awards with U.S. Government to leverage and expand existing in-orbit technology capabilities, directly and through prime contractors

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Growing pipeline of government opportunities for non-commercial applications demonstrates significant advantages of AST SpaceMobile’s dual-use technologies
•
Strong balance sheet with $518.9 million in cash, cash equivalents, and restricted cash, benefiting from warrant redemption and ATM program
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Received $153.3 million in net proceeds from the redemption of publicly traded warrants
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Repaid $48.5 million of Senior Secured Credit Facility in Q4, lowering go-forward interest expense
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Filed formal application with the Export-Import Bank of the United States (EXIM) for debt financing
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Continue to prioritize raising strategic capital through non-dilutive approaches, including commercial prepayments and commitments from our MNO partners

Third Quarter 2024 Financial Highlights

•
As of September 30, 2024, we had cash, cash equivalents, and restricted cash of $518.9 million
•
Total operating expenses for the third quarter of 2024 were $66.6 million, including $21.4 million of depreciation and amortization and stock-based compensation expense. This represents an increase of $2.7 million as compared to $63.9 million in the second quarter of 2024, due to a $10.3 million increase in research and development costs and a $0.6 million increase in engineering services costs, partially offset by a $2.3 million decrease in general and administrative costs, and a $5.9 million decrease in depreciation and amortization expense
•
Adjusted operating expenses(1) for the third quarter of 2024 were $45.3 million, an increase of $10.7 million as compared to $34.6 million in the second quarter of 2024, due to a $1.2 million increase in Adjusted general and administrative costs(1), and a $10.3 million increase in research and development costs, partially offset by a $0.8 million decrease in Adjusted engineering services costs(1)
•
As of September 30, 2024, we have incurred approximately $374.0 million of gross capitalized property and equipment costs and accumulated depreciation and amortization of $113.9 million. The capitalized costs include costs of satellite materials for BlueBird satellites, advance launch payments, Block 1 and BlueWalker 3 satellites, assembly and integration facilities including assembly and test equipment, and ground antennas

(1) See reconciliation of Adjusted operating expenses to Total operating expenses, Adjusted engineering services costs to Engineering services costs and Adjusted general and administrative costs to General and administrative costs in the tables accompanying this press release.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release, including Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs. We believe these non-GAAP financial measures are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. These non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measures. Reconciliation of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Conference Call Information

AST SpaceMobile will hold a quarterly business update conference call at 5:00 p.m. (Eastern Time) on Thursday, November 14, 2024. The call will be accessible via a live webcast on the Events page of AST SpaceMobile’s Investor Relations website at https://ast-science.com/investors/. An archive of the webcast will be available shortly after the call.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on April 1, 2024.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on April 1, 2024. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison

Eva Murphy Ryan

917-547-7289

ASTSpaceMobile@allisonpr.com

Third Quarter Financial Results

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands, except share data)

	As of
	September 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$516,389	$85,622
Restricted cash	2,497	2,475
Prepaid expenses	7,073	4,591
Other current assets	19,662	14,194
Total current assets	545,621	106,882

Non-current assets:
Property and equipment, net	260,068	238,478
Operating lease right-of-use assets, net	12,088	13,221
Other non-current assets	3,872	2,311
TOTAL ASSETS	$821,649	$360,892

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,962	$20,575
Accrued expenses and other current liabilities	16,480	23,926
Contract liabilities	22,468	-
Current operating lease liabilities	1,534	1,468
Current portion of long-term debt	44,635	252
Total current liabilities	94,079	46,221

Non-current liabilities:
Warrant liabilities	57,460	29,960
Non-current operating lease liabilities	11,057	11,900
Long-term debt, net	156,252	59,252
Total liabilities	318,848	147,333

Commitments and contingencies

Stockholders' Equity:
Class A Common Stock, $.0001 par value; 800,000,000 shares authorized; 170,039,305 and 90,161,309 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively.	17	9
Class B Common Stock, $.0001 par value; 200,000,000 shares authorized; 39,747,447 and 50,041,757 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively.	4	5
Class C Common Stock, $.0001 par value; 125,000,000 shares authorized; 78,163,078 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively.	8	8
Additional paid-in capital	762,426	288,404
Accumulated other comprehensive income	353	227
Accumulated deficit	(453,888)	(189,662)
Noncontrolling interest	193,881	114,568
Total stockholders' equity	502,801	213,559

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$821,649	$360,892

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

Revenues	$1,100	$-	$2,500	$-

Operating expenses:
Engineering services costs	21,828	19,523	62,546	58,818
General and administrative costs	15,551	10,995	45,677	31,073
Research and development costs	14,724	9,418	23,435	36,721
Depreciation and amortization	14,543	19,029	54,880	34,877
Total operating expenses	66,646	58,965	186,538	161,489

Other income (expense):
(Loss) gain on remeasurement of warrant liabilities	(236,912)	7,481	(284,839)	21,454
Interest (expense) income, net	(1,386)	495	(5,846)	4,311
Other income (expense), net	1,410	507	1,661	(10,237)
Total other income (expense), net	(236,888)	8,483	(289,024)	15,528

Loss before income tax (expense) benefit	(302,434)	(50,482)	(473,062)	(145,961)
Income tax (expense) benefit	(646)	(266)	(1,172)	408
Net loss before allocation to noncontrolling interest	(303,080)	(50,748)	(474,234)	(145,553)

Net loss attributable to noncontrolling interest	(131,134)	(29,839)	(210,008)	(89,918)
Net loss attributable to common stockholders	$(171,946)	$(20,909)	$(264,226)	$(55,635)
Net loss per share attributable to holders of Class A Common Stock
Basic and diluted	$(1.10)	$(0.23)	$(1.89)	$(0.70)
Weighted-average shares of Class A Common Stock outstanding
Basic and diluted	155,644,888	89,514,621	139,485,036	79,065,471

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

Net loss before allocation to noncontrolling interest	$(303,080)	$(50,748)	$(474,234)	$(145,553)
Other comprehensive loss
Foreign currency translation adjustments	529	(358)	190	(526)
Total other comprehensive loss	529	(358)	190	(526)
Total comprehensive loss before allocation to noncontrolling interest	(302,551)	(51,106)	(474,044)	(146,079)
Comprehensive loss attributable to noncontrolling interest	(130,906)	(30,050)	(209,944)	(90,226)
Comprehensive loss attributable to common stockholders	$(171,645)	$(21,056)	$(264,100)	$(55,853)

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	For the Nine Months Ended September 30,
	2024	2023

Cash flows from operating activities:
Net loss before allocation to noncontrolling interest	$(474,234)	$(145,553)
Adjustments to reconcile net loss before noncontrolling interest to cash used in operating activities:
Depreciation and amortization	54,880	34,877
Amortization of debt issuance costs	3,047	374
Loss on disposal of property and equipment	2,221	-
Loss (gain) on remeasurement of warrant liabilities	284,839	(21,454)
Stock-based compensation	20,617	10,595
Paid-in-kind ("PIK") interest expense	2,959	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(7,940)	1,601
Accounts payable and accrued expenses	(7,998)	(6,215)
Operating lease right-of-use assets and operating lease liabilities	357	54
Contract liabilities	22,468	-
Other assets and liabilities	1,081	1,680
Net cash used in operating activities	(97,703)	(124,041)

Cash flows from investing activities:
Purchase of property and equipment	(92,095)	(96,462)
Net cash used in investing activities	(92,095)	(96,462)

Cash flows from financing activities:
Proceeds from debt	145,000	63,500
Repayments of debt	(187)	(180)
Payments for debt issuance costs	(9,435)	(9,653)
Proceeds from issuance of common stock	338,911	65,003
Payments for equity issuance costs	(6,903)	(1,527)
Proceeds from warrants exercises	153,307	-
Issuance of equity under employee stock plan	3,058	225
Employee taxes paid for stock-based compensation awards	(3,325)	-
Net cash provided by financing activities	620,426	117,368

Effect of exchange rate changes on cash, cash equivalents and restricted cash	161	(395)

Net increase (decrease) in cash, cash equivalents and restricted cash	430,789	(103,530)
Cash, cash equivalents and restricted cash, beginning of period	88,097	239,256
Cash, cash equivalents and restricted cash, end of period	$518,886	$135,726

Supplemental disclosure of cash flow information:
Non-cash activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$-	$6,709
Non-cash investing and financing activities:
Purchases of property and equipment in accounts payable and accrued expenses	$5,086	$7,120
PIK interest paid through issuance of PIK notes	2,959	-
Settlement of warrant liabilities by issuing shares	257,337	-
Cash paid for:
Interest	$6,694	$1,071
Income taxes, net	1,135	510

AST SPACEMOBILE, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED MEASURES (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended September 30, 2024
	GAAP Reported	Stock-Based Compensation Expense	Adjusted

Engineering services costs	$21,828	$(3,431)	$18,397
General and administrative costs	15,551	(3,379)	12,172
Research and development costs	14,724	-	14,724
Depreciation and amortization	14,543	-	14,543
Total operating expenses	$66,646	$(6,810)	$59,836
Less: Depreciation and amortization			(14,543)
Adjusted operating expenses			$45,293

	For the Three Months Ended June 30, 2024
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Engineering services costs	$21,202	$(2,032)	$19,170
General and administrative costs	17,839	(6,842)	10,997
Research and development costs	4,460	-	4,460
Depreciation and amortization	20,392	-	20,392
Total operating expenses	$63,893	$(8,874)	$55,019
Less: Depreciation and amortization			(20,392)
Adjusted operating expenses			$34,627

Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs are alternative financial measures used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as Total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense. We define Adjusted engineering services costs and Adjusted general and administrative costs as engineering services costs and general and administrative costs adjusted to exclude stock-based compensation expenses.

We believe Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expenses, Adjusted engineering services costs, and Adjusted general and administrative costs are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measure of Total operating expenses, Engineering services costs and General and administrative costs.